SHARE EXCHANGE AGREEMENT

by and among

Novo Integrated Sciences, Inc.;

Novo Healthnet Limited;

And

CannaPiece Group Inc.

i

ii

Exhibits

Exhibit A	Non U.S. Person or entity Subscription Agreement
Exhibit B	Non-U.S. Person Certificate

Schedules

Schedule 3	Novo Healthnet Limited Disclosure Schedule
Schedule 4	Novo Integrated Sciences, Inc. Disclosure Schedule
Schedule 5	CannaPiece Group Inc. Disclosure Schedule

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SHARE EXCHANGE AGREEMENT

Dated as of December 18, 2018

This Share Exchange Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) Novo Integrated Sciences, Inc., a Nevada corporation (the “Parent”); (ii) Novo Healthnet Limited, a limited company incorporated under the Laws (as defined below) of the Province of Ontario, Canada (“NHL” and together with the Parent, the “Buyer”) and (iii) CannaPiece Group Inc., an Ontario, Canada corporation (“CPG”, “Seller”). Each of the Parent, NHL and CPG may be referred to herein collectively as the “Parties” and separately as a “Party.”

RECITALS

WHEREAS, Parent is a public company, the common stock, $0.001 par value per share (the “Common Stock”), of which is registered under the Securities Act, which files periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

WHEREAS, NHL is a wholly-owned subsidiary of the Parent and is in the business of providing multi-disciplinary primary healthcare services and products throughout Canada;

WHEREAS, CPG is in the business of producing and selling cannabis related products and services throughout Canada and is in the process (through its wholly-owned subsidiary) of obtaining a license to cultivate and sell cannabis under the Cannabis Act (Canada) and its associated regulations (the “Cannabis Act”);

WHEREAS, the Parent, NHL and the Seller agree to enter into this definitive Share Exchange Agreement resulting in the Parties having an ownership interest, as defined herein, in each other;

WHEREAS, CPG will invest CAD$5,000,000 cash into the parent, via a non-U.S. Person Regulation S Subscription Agreement, in exchange for restricted common stock in the Parent;

WHEREAS, for federal income tax purposes, it is intended that the Exchange (as defined below) qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I. DEFINITIONS

Section 1.01 Definitions. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set forth below and grammatical variations of such terms shall have corresponding meanings:

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

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(c)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, federal, state, provincial or local.

(d)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Nevada (in the case of the Buyer) or Ontario (in the case of CPG) are closed for regular business.

(e)	“Buyer” has the meaning set forth in the Preamble.

(f)	“Closing Date” has the meaning set forth in Section 2.04.

(g)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(h)	“Effective Date” means 4:00 pm EST December 17, 2018.

(i)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

(j)	“Escrow Agent” means an independent agent appointed by the Parent which will hold the Parent restricted shares and the CPG common stock issued under the terms of this Exchange until CPG receives approved Licensed Producer Status under the Cannabis Act. Once approved License Producer Status is attained by CPG, CPG will notify the Buyer, triggering the Closing of the Exchange. As part of the Exchange closing, the Escrow Agent will deliver to each party their allocated common stock.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)	“Law” means any domestic or foreign, federal, state, provincial, municipal or local law, statute, ordinance, code, rule, or regulation having the force of law.

(m)	“Licensed Producer Status” means the grant of a license by Health Canada under the Cannabis Act, authorizing CPG or its wholly-owned subsidiary to both cultivate and sell cannabis product in Canada, subject to applicable regulations.

(n)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

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(o)	“Liquidity Event” means any of the following: (i) the sale of all or substantially all of the assets and property of CPG to a third party; (ii) a sale of shares in the capital of CPG to a third party which represent more than a fifty percent (50%) voting or equity interest attaching to the issued and outstanding shares of CPG; (iii) any transaction pursuant to which CPG issues shares to a third party or is merged, amalgamated, consolidated or otherwise combined with another entity which results in a third party acquiring control of CPG; or (iv) an initial public offering of common shares or other equity securities of CPG by way of prospectus, registration statement or similar document where, in connection with which, such shares or securities become listed and posted for trading on a stock exchange or quotation system in Canada or the United States; or a reverse takeover transaction pursuant to which CPG and/or its Affiliate becomes the wholly-owned subsidiary of a third party corporation whose shares are listed and posted for trading on a stock exchange or quotation system in Canada or the United States, and control of the third party corporation is acquired by the shareholders of CPG.

(p)	“Material Adverse Effect” or “Material Adverse Change” means a material and adverse change or a material and adverse effect, individually or in the aggregate, on the condition (financial or otherwise), net worth, management, earnings, cash flows, business, operations or properties of a Party taken as a whole, whether or not arising from transactions in the ordinary course of business.

(q)	“Material Contract” means any contract, agreement, franchise, license agreement, debt instrument or other commitment to which any Party is a party or by which it or any of its assets, products, technology, or properties are bound and which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least ten thousand dollars ($10,000).

(r)	“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

(s)	“Parent” has the meaning set forth in the Preamble.

(t)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(u)	“Securities Act” means the Securities Act of 1933, as amended.

(v)	“Tax(es)” means any federal, state, provincial, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(w)	“Taxing Authority” means the Internal Revenue Service, the Canada Revenue Agency and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

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(x)	“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

(y)	“Termination Date” means June 1, 2019, provided that the Parties may amend such Termination Date pursuant to Section 10.12(a).

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires:

(a)	the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)	terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)	the terms “Dollars” and “$” means United States Dollars (USD) unless otherwise indicated to mean Canadian Dollars (CAD);

(d)	references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e)	wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)	references herein to any gender shall include each other gender;

(g)	references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.03(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)	references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)	references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j)	with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to and including”;

(k)	references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l)	references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. SHARE EXCHANGE

Section 2.01 The Exchange.

(a)	On the terms and subject to the conditions set forth in this Agreement, CPG agrees that it will issue and allot in favor of NHL, free and clear of all Liens, a total number of shares in the capital of CPG (the “CPG Stock”) that represent 25% of all issued and outstanding CPG Stock on a non-dilutive basis up to the time of a Liquidity Event (the “CPG Shares”). The Parties have mutually agreed that the CPG Shares to be issued in favor of NHL have been valued at CAD $25,000,000 in the aggregate, based on an agreed pre-revenue, post-licensing valuation of CPG in the amount of CAD $100,000,000. This valuation and the CPG Shares to be issued to NHL are not subject to adjustment on Closing. The CPG Shares will be shares of a new class (the “New Class”) to be created by CPG following the execution of this Agreement. Upon CPG amending its articles to create the New Class, CPG will issue and allot the CPG Shares in favor of NHL and will deliver such shares to the Escrow Agent, to be held subject to the terms of this Agreement. The New Class will be convertible into common shares on a basis that ensures that the aggregate number of common shares in the capital of CPG into which the CPG Shares are convertible will, up to the time of a Liquidity Event, be equal to 25% of all issued and outstanding CPG Stock. The New Class will otherwise have rights equivalent to the common shares of CPG.

(b)	In exchange for the issuance of the CPG Shares to NHL, on the Effective Date the Parent shall issue and allot in favor of CPG, CAD $25,000,000 worth of the Parent restricted common stock (the “Parent Shares”), free and clear of all Liens, which shares will be delivered to the Escrow Agent. The number of shares of Parent Stock issued in favor of CPG will be based on a per share price of $0.92, as was determined by establishing the 30-trading day closing average ($1.15 per share) on the execution date, October 10, 2018, of the binding Letter of Intent between the Parties with a market acceptable discount (20%) to the determined average. The CAD $25,000,000 value is based on an agreed pre-revenue, post-licensing valuation of CPG in the amount of CAD $100,000,000;

(c)	The Parties acknowledge and agree that the CAD-to-USD conversion rate for the CAD $25,000,000 shall be 0.7469, as reported by X-Rates.com, as of the close of business on the Business Day immediately preceding the Effective Date of this Share Exchange Agreement. Upon conversion of the CAD-to-USD exchange, the USD amount will be divided by $0.92 to calculate the number of Parent restricted common stock to be issued to CPG under this Exchange. Upon calculation of the total shares to be issued to CPG, if the share count is not a whole number, the amount shall be rounded up to determine the resulting restricted common stock issuance for this Share Exchange Agreement;

(d)	The Parties acknowledge and agree that the Parent shares issued to CPG and the CPG shares issued to NHL under the terms of the Exchange will be delivered to the Escrow Agent, and held in Escrow until either the earlier of the Termination Date or when CPG receives approved Licensed Producer Status under the Cannabis Act.

(e)	The exchange as set forth in Section 2.01(a) through Section 2.01(d), subject to the other terms and conditions herein, is referred to herein as the “Exchange”;

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Section 2.02 Other Shares.

(a)	The Parent and CPG will execute one or more Non-U.S. person Subscription Agreement private offering of Shares (Exhibit A), within the meaning of Rule 506 of Regulation D promulgated by the Securities Exchange Commission under the Securities Act, for Regulation S under the Securities Act (each, a “Subscription Agreement”), on the terms provided herein.

(b)	The Subscription Agreements value will be CAD $5,000,000 in the aggregate (the “Investment”). The Subscription Agreements for the total Investment will be executed and delivered by CPG, together with payment of the applicable subscription funds, by no later than January 7, 2019.

(c)	The Parties acknowledge and agree that the Subscription Agreement shares issued to CPG will be restricted common shares, as further defined in the Subscription Agreements.

(d)	The Parties acknowledge and agree that the execution of the Subscription Agreements is a separate and distinct transaction from the Exchange, and that once a Subscription Agreement is accepted by the Parent then, regardless if this Exchange Agreement terminates on the Termination Date, the Subscription Agreement remains in full force and effect.

(e)	The Parties acknowledge and agree that the calculation of the restricted common stock, issued to CPG under each Subscription Agreement, shall be determined by converting the applicable subscription amount paid by CPG to USD based on the conversion rate, as reported by X-rates.com, as of the close of business on the business day immediately preceding the date on which the applicable Subscription Agreement is accepted by Parent.

(f)	The Parties acknowledge and agree that the Subscription Agreement per share price will be $0.92/share, as was determined by establishing the 30-trading day closing average ($1.15 per share) on the execution date, October 10, 2018, of the binding Letter of Intent between the Parties with a market acceptable discount (20%) to the determined average.

(g)	Upon conversion of the CAD-to-USD exchange, the USD amount will be divided by $0.92 to calculate number of Parent restricted common stock to be issued to CPG under the Subscription Agreement. Upon calculation of total shares to be issued to CPG, if the share count is not a whole number, the amount shall be rounded up to determine the resulting restricted Common Stock issuance under the Subscription Agreement.

(h)	The Parties acknowledge and confirm that prior to the date of this Agreement, CPG delivered to Parent an initial Subscription Agreement together with payment of the subscription funds in the amount of CAD $661,477.32, which amount will be applied against the total Investment.

Section 2.03 Additional Terms

(a)	The Buyer has the right to appoint one (1) board member, with voting rights, to the CPG Board of Directors and CPG has the right to appoint one (1) board member, with voting rights, to the Novo Integrated Sciences, Inc. Board of Directors. Each Party shall take all necessary corporate action required to ensure that the other Party has the irrevocable right to appoint a director as provided herein.

(b)	CPG will roll-out a cannabis and progressive medicine access program in all applicable NHL network clinics, ensuring and responsible for staffing, fit-out, health technology, interfacing technology and product inventory.

(c)	CPG will enter into a case conference program with applicable NHL network stakeholders, ensuring review of all files of patient related sales through clinic lead, review of treatment plans and treatment outcomes as well as maintenance strategies with clinic lead. All marketing objectives related to clinic progressive medicine access must be approved by NHL and CPG.

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(d)	CPG and ALMC-ASAP Holdings Inc. (the majority shareholder of NVOS) will enter into a separate Share Lock-Up Agreement identifying an eighteen month “no share sale” period unless mutually agreed upon by both parties. This Agreement is further to the 144 Rule restrictions placed on affiliate parties.

Section 2.04 Closing. The closing of the Investment shall occur upon Parent’s acceptance of the Subscription Agreement and receipt of subscription payment by 4:00 pm December 17, 2018, the “Effective Date”. The closing of the Exchange transaction contemplated by this Agreement (the “Closing”) shall occur on second Business Day following the satisfaction or waiver (by the Party for whose benefit the conditions exist) of the conditions to closing set forth in Article V, at the offices of Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, FL 33401, at 10:00 a.m. local time, or at such other date, time or place as the Parties may agree (the date and time at which the Closing is actually held being the “Closing Date”). At the Closing:

(a)	The Escrow Agent shall deliver the Parent Shares to CPG;

(b)	The Escrow Agent shall deliver the CPG Shares to NHL;

(c)	The Parent, NHL and CPG shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 2.05 Tax Consequences. For U.S. federal income tax purposes, the Exchange is not intended to be a reorganization within the meaning of the Code and the Treasury Regulations. Each party is responsible for their own taxable consequences as a result of the Exchange.

Section 2.06 Conveyance Taxes. CPG will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated by this Agreement.

Article III. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CPG

As an inducement to, and to obtain the reliance of the Buyer, except as set forth in the disclosure schedules as attached hereto as Schedule 5, and referencing the particular section of this Article III to which the disclosure relates (the “CPG Schedules”), CPG represents and warrants to the Buyer, as of the Effective Date and as of the Closing Date, as follows:

Section 3.01 Corporate Existence and Power. CPG is a corporation duly organized, validly existing, and in good standing under the Laws of the Province of Ontario, Canada, and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. CPG has delivered to NHL complete and correct copies of the organizational documents in effect on the Effective Date (the “CPG Organizational Documents”). CPG has full corporate power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets. Except as set forth in the CPG Schedules, CPG does not have any subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

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Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate (i) any provision of the CPG Organizational Documents, or (ii) any applicable Law. CPG has taken all actions required by Law, the CPG Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated. This Agreement has been duly executed and delivered by CPG and upon its execution and delivery, will constitute a valid and legally binding agreement in accordance with its terms.

Section 3.03 Valid Obligation. This Agreement and all agreements and other documents executed by CPG in connection herewith constitute the valid and binding obligations of CPG, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by CPG requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 3.05 Authorized Shares and Capital.

(a)	As at the date of this Agreement, the authorized capital stock of CPG consists of an unlimited number of common shares. As at the Closing Date the authorized capital stock of CPG will consist of an unlimited number of common shares together with the class of New Shares. The issued and outstanding shares in the capital of CPG as at the Closing Date will be as disclosed in updated CPG Schedules. The Buyers acknowledge that after the Effective Date CPG may continue to issue shares and raise capital for the development of its start-up business.

(b)	Except as set forth in updated CPG Schedules, as of the Closing Date CPG will have no outstanding options, rights or commitments to issue shares of CPG Stock or any other equity security of CPG, and there will be no outstanding securities convertible or exercisable into or exchangeable for shares of CPG Stock or any other equity security of CPG.

(c)	There is no voting trust, agreement or arrangement among any of the beneficial holders of CPG Stock affecting the nomination or election of directors or the exercise of the voting rights of CPG Stock.

(d)	The offer, issuance and sale of the outstanding shares of CPG Stock were (a) exempt from the registration and prospectus delivery requirements under applicable Canadian securities Law, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable Canadian securities Laws and (c) accomplished in conformity with all other applicable securities Laws.

Section 3.06 Validity of Shares. The CPG Shares to be delivered at the Closing, shall be duly and validly issued, fully paid and non-assessable and free and clear of any Liens.

Section 3.07 Title to and Issuance of the CPG Shares. The CPG Shares issued to NHL under this Exchange will not on the Closing Date be subject to any pre-emptive or similar rights, either pursuant to any Organizational Document, requirement of Law or any contract.

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Section 3.08 Subsidiaries and Predecessor Corporations. CPG does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation other than any set forth in the CPG Schedules.

Section 3.09 Books and Records. The books and records, financial and otherwise, of CPG are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 3.10 Financial Statements.

Intentionally Blank

Section 3.10(i) Executive Summary and Projections.

CPG will provide a corporate Executive Summary and a detailed one, three- and five-year projection report with expenditures and gross and net revenue expectations. The Executive Summary and Projection report will be attached to this Agreement as schedules.

Section 3.11 Absence of Certain Changes or Events. Since the date of this Agreement, except as expressly provided in this Agreement or as otherwise set out in the CPG Schedules:

(a)	there has not been any Material Adverse Change in the business, operations, properties, assets, or condition (financial or otherwise) of CPG;

(b)	CPG has not (i) amended the CPG Organizational Documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)	CPG has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in accordance with CPG’s start-up business development plan; or (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims.

Section 3.12 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of CPG after reasonable investigation, threatened by or against CPG or affecting CPG or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. CPG does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

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Section 3.13 Contracts.

(a)	All Material Contracts to which CPG is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the CPG Schedules.

(b)	All Material Contracts to which CPG is a party or by which its properties are bound and which are material to the operations of CPG taken as a whole are valid and enforceable by CPG in all respects, except as limited by bankruptcy and insolvency Laws and by other Laws affecting the rights of creditors generally.

(c)	Except as otherwise set forth in the CPG Schedules, CPG is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of CPG.

Section 3.14 Compliance with Laws and Regulations. To the best of its knowledge, CPG has complied with all applicable statutes and regulations of any provincial, federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of CPG or except to the extent that noncompliance would not result in the occurrence of any material liability for CPG.

Section 3.15 Taxes. CPG has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and CPG has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete.

Section 3.16 Tax Returns and Audits. All required federal, state, provincial and local Tax Returns of CPG have been accurately prepared in all material respects and duly and timely filed, and all federal, provincial and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except where the failure so to file or pay could not reasonably be expected to have a Material Adverse Effect on CPG. CPG is not and has not been delinquent in the payment of any Tax, except as noted on the CPG Schedules. CPG has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations or the assessment or collection of any Tax. None of CPG’s federal income, provincial and local income and franchise tax returns has been audited by any Authority. CPG has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. CPG (i) is not a party to, nor is it bound by or obligated under, any tax sharing agreements, and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such tax sharing agreements. CPG has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision.

Section 3.17 Employee Benefit Plans; ERISA. Except as disclosed in the NHL Schedules, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by CPG, whether written or unwritten and whether or not funded. Any plans listed in the CPG Schedules are hereinafter referred to as the “CPG Employee Benefit Plans.”

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Section 3.18 Investment Representations.

(a)	Investment Purpose. As of the Closing Date, CPG understands and agrees that the consummation of this Agreement including the delivery of the Parent Shares to CPG in exchange for the CPG Shares, as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Parent Shares are being acquired for CPG’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. CPG is (i) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”), and/or (ii) an exempt investor in accordance with the provisions of Regulation S promulgated under the Securities Act (where all of the acknowledgements, representations, warranties and covenants set out in Exhibit B hereto are true and correct as of the Effective Date and as of the Closing Date). CPG has been furnished with all documents and materials relating to the business, finances and operations of both the Parent and NHL, and NHL’s subsidiaries and information that such CPG has requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(c)	Reliance on Exemptions. CPG understands that the Parent Shares are being offered and sold to CPG in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Parent and NHL are relying upon the truth and accuracy of, and CPG’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of CPG set forth herein in order to determine the availability of such exemptions and the eligibility of CPG to acquire the Parent Shares.

(d)	Information. CPG, and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Buyer and materials relating to the offer and sale of the Parent Shares which have been requested by CPG. CPG and its advisors, if any, have been afforded the opportunity to ask questions of the Buyer. CPG and its advisors understand that their investment in the Parent Shares involves a significant degree of risk. CPG and its advisors are not aware of any facts that may constitute a breach of any of the Buyer’s representations and warranties made herein.

(e)	Governmental Review. CPG and its advisors understand that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Parent Shares.

(f)	Transfer or Resale. CPG understands that (i) the sale or re-sale of the Parent Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Parent Shares may not be transferred unless (a) the Parent Shares are sold pursuant to an effective registration statement under the Securities Act, (b) CPG has delivered to the Parent, at the cost of CPG, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Parent Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Parent, (c) the Parent Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of CPG who agree to sell or otherwise transfer the Parent Shares only in accordance with this Section 3.18 and who is an Accredited Investor, (d) the Parent Shares are sold pursuant to Rule 144, or (e) the Parent Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and CPG shall have delivered to the Parent, at the cost of CPG, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Parent; (ii) any sale of such Parent Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Parent Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Parent or NHL nor any other person is under any obligation to register such Parent Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Parent Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

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(g)	Legends. CPG understand that the Parent Shares, until such time as the Parent Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Parent Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Parent Shares.

(h)	Removal. The legend(s) referenced in Section 3.18(g) shall be removed and the Parent shall issue a certificate without such legend to the holder of any Parent Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Parent Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Parent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Parent Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Parent so that the sale or transfer is affected. CPG agrees to sell all Parent Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(i)	Residency. CPG represents and warrants to the Buyers that it is not a United States legal entity or U.S. citizen and it will not be a United States legal entity or U.S. citizen at the time of Closing, and that the CPG signatories were not in the United States at the time this Agreement was signed by such signatory. Exhibit B is a non-U.S. certification and must be completed on behalf of CPG.

Article IV. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF NOVO INTEGRATED SCIENCES AND NOVO HEALTHNET LIMITED (collectively “the Buyers”)

As an inducement to, and to obtain the reliance of CPG, except as set forth in the disclosure schedules as attached hereto as Schedule 3 and Schedule 4, and referencing the particular section of this Article IV to which the disclosure relates (the “Buyer’s Schedules”), the Buyers represent and warrant to CPG, as of the Effective Date and as of the Closing Date, as follows:

Section 4.01 Organization. Novo Integrated Sciences, Inc. is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Novo Healthnet Limited is a limited corporation duly organized, validly existing, and in good standing under the Laws of the Province of Ontario, Canada and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. NHL has delivered to complete and correct copies of the articles of incorporation and bylaws of the Buyers as in effect on the Effective Date (the “Buyer’s Organizational Documents”).

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Section 4.02 Due Authorization. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate (i) any provision of the Buyer’s Organizational Documents, or (ii) any applicable Law. The Buyers have taken all action required by Law, the Buyer’s Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Buyers have full power, authority, and legal right and has taken all action required by Law, the Buyer’s Organizational Documents or otherwise to consummate the transactions herein contemplated.

Section 4.03 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by the Buyers requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 4.04 Capitalization. As of November 15, 2018, the Parent’s authorized capitalization consists of (a) 499,000,000 shares of common stock, par value $0.001 per share (“the Parent Common Stock”) and (b) 1,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding and all of which are undesignated. There are currently 208,444,965 shares of Parent Common Stock issued and outstanding. Additionally, the Parent has 10,105,000 granted stock options and warrants to purchase Parent Common Stock. All issued and outstanding Parent Common Stock is legally issued, fully paid, non-assessable and not issued in violation of the preemptive or other rights of any person. The Parties acknowledge and agree that the Subscription Agreement Shares and the Parent Shares shall be issued in coordination with the Effective Date computations as defined in Sections 2.01 and 2.02.

Section 4.05 Options or Warrants. Other than as set forth on the Buyer’s Schedules, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Parent relating to the issued or unissued capital stock of the Parent (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Parent) or obligating the Parent to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Parent. There are no outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of the Parent Common Stock, to pay any dividend or make any other distribution in respect thereof, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 4.06 Validity of Shares. The Parent Shares to be delivered at the Closing, shall be duly and validly issued, fully paid and non-assessable and free and clear of any Liens.

Section 4.07 Subsidiaries and Predecessor Corporations. NHL is the wholly-owned subsidiary of Parent. The Parent and NHL do not have any other subsidiaries, and does not own, beneficially or of record, any shares of any other corporation other than set forth in Buyer’s Disclosure Schedules.

Section 4.08 Information. The information concerning the Buyers set forth in this Agreement and the Buyer’s Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.09 Books and Records. The books and records, financial and otherwise, of the Buyers are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

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Section 4.10 Financial Statements. The Buyer’s consolidated financial statements for the fiscal year ending August 31, 2018, as filed with the SEC as Form 10-K: (i) have been prepared in accordance with generally accepted accounting principles on a basis consistent with prior fiscal periods; (ii) are complete and accurate; and (iii) present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Buyer at the applicable balance sheet date, and the results of operations of the Buyer. Except to the extent reflected or reserved against in the balance sheet (including the notes thereto) forming part of the Buyer’s August 31, 2018 financial statements or incurred subsequent to the date thereof and disclosed in Buyer’s Disclosure Schedule, and except in respect of normal trade payables arising in the ordinary course of the Business, the Buyers do not have any outstanding indebtedness or any liabilities (whether accrued, absolute, contingent or otherwise) nor any outstanding commitments or obligations of any kind.

Section 4.11 Absence of Certain Changes or Events. Since the date of this Agreement or such other date as provided for herein:

(a)	there has not been any Material Adverse Change in the business, operations, properties, assets or condition of the Buyer;

(b)	the Buyer has not (i) amended the Buyer’s Organizational Documents except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Buyers; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)	to its knowledge, the Buyers have not become subject to any Law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Buyers.

Section 4.12 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of either the Parent or NHL after reasonable investigation, threatened by or against the Buyers or affecting the Buyers or their properties, at Law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Buyers Schedules. The Buyer has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 4.13 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which either the Parent or NHL are a party or to which any of its assets, properties or operations are subject, which would result in a Material Adverse Effect on either the Parent or NHL.

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Section 4.14 Compliance with Laws and Regulations. The Parent has complied with all United States federal, state or local or any applicable foreign Laws applicable to the Parent and the operation of its business, except where the failure to so comply would reasonably be expected to result in a Material Adverse Effect on the Parent. NHL has complied with all Canadian, provincial, local or any applicable foreign Laws applicable to NHL and the operation of its business, except where the failure to so comply would reasonably be expected to result in a Material Adverse Effect on NHL.

Section 4.15 Approval of Agreement. The Board of Directors of both the Parent and NHL have authorized the execution and delivery of this Agreement by the Buyers and has approved this Agreement and the transactions contemplated hereby.

Section 4.16 Valid Obligation. This Agreement and all agreements and other documents executed by the Buyers in connection herewith constitute the valid and binding obligation of both the Parent and NHL, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.17 Contracts.

(a)	All Material Contracts to which the Buyers are a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the Buyer’s Disclosure Schedules.

(b)	All Material Contracts to which any Buyer is a party or by which its properties are bound and which are material to the operations of the Buyers taken as a whole are valid and enforceable by the Buyers in all respects, except as limited by bankruptcy and insolvency Laws and by other Laws affecting the rights of creditors generally.

Section 4.18 Taxes.

(a)	The Parent has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and the Parent has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete, except as noted on the Parent’s Disclosure Schedule.

(b)	NHL has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and NHL has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete, except as noted on the Buyer’s Disclosure Schedule.

Section 4.19 Tax Returns and Audits. All required federal, state, provincial and local Tax Returns of the Buyers have been accurately prepared in all material respects and duly and timely filed, and all federal, provincial and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except where the failure so to file or pay could not reasonably be expected to have a Material Adverse Effect on the Buyers. The Buyers are not and have not been delinquent in the payment of any Tax, except as noted on the Buyer’s Disclosure Schedule. The Buyers have not had a Tax deficiency assessed against it and have not executed a waiver of any statute of limitations or the assessment or collection of any Tax. None of the Buyer’s federal income, provincial and local income and franchise tax returns has been audited by any Authority. The reserves for Taxes reflected on the Buyers Consolidated Financial Statements are and will be sufficient for the payment of all unpaid Taxes payable by the Buyers. The Buyers have not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. The Buyers (i) are not a party to, nor are they bound by or obligated under, any tax sharing agreements, and (ii) do not have any potential liability or obligation to any Person as a result of, or pursuant to, any such tax sharing agreements. The Parent has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision. The Buyer’s file a consolidated Financial Statement with the SEC, based on a fiscal year end of August 31.

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Section 4.20 Investment Representations.

(a)	The Buyer is purchasing the CPG Shares as principal for the Buyer’s own account and the Buyer does not act jointly or in concert with any other person for the purpose of acquiring securities of CPG.

(b)	The Buyer is an accredited investor as defined in National Instrument 45-106 (Prospectus Exemptions).

(c)	The Buyer acknowledges that the CPG Shares are subject to transfer and resale restrictions pursuant to the articles of CPG, applicable securities Laws and all applicable regulations, rules, orders, instruments and published policy statements, including National Instrument 45-102 (Resale of Securities).

(d)	The Buyer acknowledges that as at the Effective Date CPG is a “private issuer” and the Buyer may not be able to resell the CPG Shares except in accordance with limited exemptions available under applicable securities Laws. The Buyer is solely responsible for (and CPG is not in any way responsible for) the Buyer’s compliance with applicable resale restrictions. The Buyer acknowledges that no representation has been made by CPG respecting the applicable hold periods or other resale restrictions applicable to the CPG Shares which restrict the ability of the Buyer to resell such securities, and the Buyer agrees to comply with all applicable securities laws concerning the subscription, purchase, holding and resale of the CPG Shares, and will not resell any of the CPG Shares except in accordance with the provisions of applicable securities Laws.

(e)	The Buyer acknowledges that no prospectus has been filed by CPG with any securities commission or similar regulatory authority in any jurisdiction in connection with the CPG Shares. The Buyer understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination, or expressed any opinion with respect to, or reviewed or passed on, the merits of investing in the CPG Shares nor is there any government or other insurance covering the CPG Shares.

(f)	The Buyer acknowledges that CPG is relying on the foregoing in connection with the issuance of the CPG Shares to the Buyer pursuant hereto.

Article V. CONDITIONS TO CLOSING

Section 5.01 Condition to the Obligations of all of the Parties. The obligations of all of the Parties to consummate the Closing are subject to the satisfaction, or waiver by each of the Parties, at or before the Closing Date, of all the following conditions:

(a)	No provisions of any applicable Law, and no Order shall prohibit or impose any condition on the consummation of the Closing.

(b)	There shall not be any Action brought by a third-party to enjoin or otherwise restrict the consummation of the Closing.

(c)	The Parties shall have received all necessary approvals from all required Authorities to consummate the transactions contemplated herein.

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Section 5.02 Condition to the Obligations of the Buyers. The obligations of the Buyers to consummate the Closing are subject to the satisfaction (or waiver by the Buyers), at or before the Closing Date, of the following conditions:

(a)	the Buyers shall have completed its due diligence investigation of CPG to the Buyer’s satisfaction in the Buyers sole discretion;

(b)	the Closing shall not result in CPG being debarred or losing its status with any third-party or government payor for the provision of medical services;

(c)	The representations and warranties made by CPG in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;

(d)	No Material Adverse Change shall have occurred in the business, assets, liabilities, results, financial condition, affairs or prospects of CPG from the Effective Date to the Closing;

(e)	CPG shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by CPG prior to or at the Closing;

(f)	No Order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby;

(g)	CPG’s Board of Directors shall have approved this Agreement and the transactions contemplated herein; and

(h)	CPG shall have amended its articles to create the New Class of shares in the capital of CPG, and the CPG Shares shall have been delivered to the Escrow Agent.

Section 5.03 Condition to the Obligations of CPG . The obligation of CPG to consummate the Closing is subject to the satisfaction (or waiver by CPG), at or before the Closing Date, of the following conditions:

(a)	CPG shall have completed its due diligence investigation of the Buyers to CPG’s satisfaction in its discretion;

(b)	The representations and warranties made by the Buyers in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;

(c)	No Material Adverse Change shall have occurred in the business, assets, liabilities, results, financial condition, affairs or prospects of the Buyers from the Effective Date to the Closing;

(d)	The Buyers shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Buyers prior to or at the Closing;

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(e)	No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby; and

(f)	The Parent’s and NHL’s Boards of Directors shall have approved this Agreement and the transactions contemplated herein.

Article VI. ADDITIONAL COVENANTS OF THE PARTIES

Section 6.01 Access to Properties and Records. From the Effective Date until the Closing or the earlier termination of this Agreement in accordance with its terms, each of the Parent, NHL and CPG will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Parent, NHL and CPG, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Parties, as the case may be, as the other shall from time to time reasonably request.

Section 6.02 Delivery of Books and Records. At the Closing, CPG will identify to Parent and NHL the location on record where the books and records are kept.

Section 6.03 Third Party Consents and Certificates. The Parent, NHL and CPG agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

Section 6.04 Actions Prior to Closing. From and after the Effective Date until the Closing Date and except as set forth in the Buyers Schedules, if any, or the CPG Schedules, or as permitted or contemplated by this Agreement, the Parties, respectively, will each:

(a)	carry on its business in substantially the same manner as it has heretofore;

(b)	maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(c)	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(d)	perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(e)	use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(f)	fully comply with and perform in all material respects all obligations and duties imposed on it by all applicable Laws (including without limitation, all securities Laws) and all rules, regulations, and orders imposed by federal, state or provincial governmental authorities.

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Section 6.05 Limitations on Actions. From and after the Effective Date until the Closing Date, except as required by this Agreement neither of the Parties will:

(a)	make any changes in their charter documents, except as contemplated by this Agreement;

(b)	enter into or amend any contract, agreement, or other instrument of any of the types described in such Party’s schedules, except that a Party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(c)	sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

Section 6.06 Actions at the Closing.

(a)	As of the Closing, the members of the Board of Directors of both the Parent and CPG will take such actions as required to expand the size of the Board of Directors such that both the Parent and CPG can appoint 1 member to each of the other’s Board of Directors.

(b)	The Escrow Agent will complete its duties and release each Party their respective shares as contemplated in this Agreement.

Article VII. TERMINATION

Section 7.01 Termination. This Agreement may be terminated on or prior to the Termination Date:

(a)	By the mutual written consent of the Parent, NHL and CPG;

(b)	By the Buyer if the conditions to Closing as set forth in Section 5.01 and Section 5.02 have not been satisfied or waived by the Buyer, which waiver the Buyer may give or withhold in its sole discretion, by the Termination Date, provided, however, that the Buyer may not terminate this Agreement pursuant to this Section 7.01(b) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by the Buyer;

(c)	By CPG if the conditions to Closing as set forth in Section 5.01 and Section 5.03 have not been satisfied or waived by CPG, which waiver CPG may give or withhold in its sole discretion, by the Termination Date, provided, however, that CPG may not terminate this Agreement pursuant to this Section 7.01(c) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by CPG;

(d)	By any Party, if a court of competent jurisdiction or other Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under this Agreement and such order or action shall have become final and non-appealable.

Section 7.02 Survival After Termination. If this Agreement is terminated in accordance with Section 7.01, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 7.02, Article VIII and Article X shall survive the termination of this Agreement and (iii) nothing herein shall relieve any Party from any liability for fraud or any willful and material breach of the provisions of this Agreement prior to the termination of this Agreement.

Section 7.03 Disposition of Shares After Termination. If this Agreement is terminated without completion of the transaction contemplated herein, then (i) the Escrow Agent will return the Parent Shares to Parent and the shares will be cancelled; and (ii) the Escrow Agent will return the CPG Shares to CPG and the shares will be cancelled.

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Article VIII. INDEMNIFICATION

Section 8.01 Indemnification of Parent and NHL. CPG hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Parent, NHL, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Buyer Indemnified Party”), against and in respect of any and all loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Buyer Indemnified Party as a result of or in connection with (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of CPG contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, and (b) any Actions by any third parties with respect to the business or operations of CPG (including breach of contract claims, violations of warranties, trademark infringement, privacy violations, torts or consumer complaints) for any period on or prior to the Closing Date.

Section 8.02 Indemnification of CPG. The Parent and NHL hereby agree, jointly and severally, to indemnify and hold harmless to the fullest extent permitted by applicable law CPG, its Affiliates, and each of their respective officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “CPG Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any CPG Indemnified Party as a result of or in connection with (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Buyers contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, and (b) any Actions by any third parties with respect to the business or operations of the Buyers (including breach of contract claims, violations of warranties, trademark infringement, privacy violations, torts or consumer complaints) for any period on or prior to the Closing Date.

Section 8.03 Procedure. The following shall apply with respect to all claims by any CPG Indemnified Party or Buyer Indemnified Party for indemnification in respect of Third-Party Claims:

(a)	An indemnified Party shall give the indemnifying Party prompt notice (an “Indemnification Notice”) of any third-party Action with respect to which such indemnified Party seeks indemnification pursuant to Section 8.01 or Section 8.02 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such indemnified Party under Section 8.01 or Section 8.02, except to the extent such failure materially and adversely affects the ability of the indemnifying Party to defend such claim or increases the amount of such liability.

(b)	In the case of any Third-Party Claims as to which indemnification is sought by any indemnified Party, such indemnified Party shall be entitled, at the sole expense and liability of the indemnifying Party, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the indemnifying Party, within a reasonable time after the giving of an Indemnification Notice by the indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such indemnified Party that the indemnification provisions of Section 8.01 or Section 8.02 are applicable to such Action and the indemnifying Party will indemnify such indemnified Party in respect of such Action pursuant to the terms of this Article VIII and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the indemnifying Party’s liability for Losses, counterclaim or offset, (ii) notify such indemnified Party in writing of the intention of the indemnifying Party to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such indemnified Party to conduct the defense of such Third-Party Claim.

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(c)	If the indemnifying Party assumes the defense of any such Third-Party Claim pursuant to Section 8.03(b), then the indemnified Party shall cooperate with the indemnifying Party in any manner reasonably requested in connection with the defense, and the indemnified Party shall have the right to be kept fully informed by the indemnifying Party and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the indemnifying Party so assumes the defense of any such Third-Party Claim, the indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the indemnified Party shall be at the expense of such indemnified Party unless (i) the indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an indemnified Party and the indemnifying Party and the indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such indemnified Party and the indemnifying Party in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying Party.

(d)	If the indemnifying Party elects to assume the defense of any Third-Party Claim pursuant to Section 8.03(b), the indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the indemnifying Party withdraws from or fails to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the indemnified Party for such liability. If the indemnifying Party does not elect to defend, or if, after commencing or undertaking any such defense, the indemnifying Party fails to adequately prosecute or withdraw such defense, the indemnified Party shall have the right to undertake the defense or settlement thereof, at the indemnifying Party’s expense. Notwithstanding anything to the contrary, the indemnifying Party shall not be entitled to control, but may participate in, and the indemnified Party (at the expense of the indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the indemnified Party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the indemnified Party. In the event the indemnified Party retains control of the Third-Party Claim, the indemnified Party will not settle the subject claim without the prior written consent of the indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e)	If the indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 8.03(b) and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the indemnified Party shall give the indemnifying Party prompt written notice thereof and the indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the indemnifying Party’s expense. The indemnifying Party shall not, without the prior written consent of such indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such indemnified Party, (ii) in which such Third Party Claim could be reasonably expected to impose or create a monetary liability on the part of the indemnified Party (such as an increase in the indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such indemnified Party of a release from all liability with respect to such Third-Party Claim and all other Actions (known or unknown) arising or which might arise out of the same facts.

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Section 8.04 Periodic Payments. Any indemnification required by this Article VIII for costs, disbursements or expenses of any indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the indemnifying Party to each indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 8.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 8.06 Time Limit. The obligations of CPG and the Buyers Indemnifying Party under Section 8.01 and Section 8.02 shall expire two (2) years from the Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article VIII which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the indemnified Party.

Article IX. DISPUTE RESOLUTION

Section 9.01 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)	If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Parties shall select one arbitrator and the two arbitrators so selected shall select the Arbitrator.

(c)	The laws of the State of Nevada shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Nevada applicable to a contract negotiated, signed, and wholly to be performed in the State of Nevada, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)	The arbitration shall be held in Palm Beach County, Florida in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 9.01(c).

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(f)	The Arbitrator may, at his discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Palm Beach County, Florida to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Section 9.02 Waiver of Jury Trial; Exemplary Damages.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.02(a).

(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article X. MISCELLANEOUS

Section 10.01 Brokers. The Parent, NHL and CPG agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Parent, NHL and CPG each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such third person, whether express or implied from the actions of the indemnifying Party.

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Section 10.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Nevada, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 10.03 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Parent:

Novo Integrated Sciences, Inc.

Attn: Chris David, President

11120 NE 2nd St., Suite 200

Bellevue, WA 98004

Email: cdavid@novointegrated.com

If to NHL:

Novo Healthnet Limited

Attn: Robert Mattacchione, Chairman

119 Westcreek Drive, Suite 1

Woodbridge, Ontario Canada L4L 9N6

Email: robm@iccglobalgroup.com

If to CPG:

CannaPiece Group Inc.

Attn: Ahmad Rasouli, CEO

#302-100 Allstate Parkway

Markham, Ontario Canada L3R 6H3

Email: rrasouli@cannapiece.ca

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 10.04 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

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Section 10.05 Confidentiality. Each Party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 10.06 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties. The Parties acknowledge and agree that the Parent is obligated to file a Form 8-K pursuant to the Exchange Act relating to this Agreement and the transactions contemplated herein (the “Form 8-K”). In addition, the Parties acknowledge and agree that information related to this Agreement and the transactions contemplated herein shall be provided to the prospective investors in the Parent, NHL or CPG, on a confidential basis, with written permission from the other party. Other than the Form 8-K or the confidential disclosures referenced in the immediately preceding sentence, copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section 10.07 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement.

Section 10.08 Third Party Beneficiaries. This contract is strictly between the Parent, NHL and CPG, except as specifically provided, no other Person and no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 10.09 Expenses. Subject to Section 10.04, whether or not the Exchange is consummated, each of the Buyers and CPG will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 10.10 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 10.11 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 10.12 Amendment; Waiver; Remedies; Agent.

(a)	At any time prior to the Closing Date, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties hereto.

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(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 10.13 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 10.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 10.15 Exhibits and Schedules. Any matter, information or item disclosed in the Schedules delivered under any specific representation, warranty or covenant or Schedule number hereof, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation, warranty or covenant in this Agreement where its application is reasonably apparent on the face of the disclosure, even in the absence of an explicit cross reference. The inclusion of any matter, information or item in any Schedule to this Agreement shall not be deemed to constitute an admission of any liability by the Parent or NHL to any third party or otherwise imply, that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement.

Section 10.16 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 10.17 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, CPG and the Buyers shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

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Section 10.18 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 10.19 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 10.20 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first-above written.

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	Chief Executive Officer

Novo Healthnet Limited

By:	/s/ Dr. Pierre Dalcourt
Name:	Dr. Pierre Dalcourt
Title:	President

CannaPiece Group Inc.

By:	/s/ Ahmad Rasouli
Name:	Ahmad Rasouli
Title:	CEO

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EXHIBIT A

Subscription Agreement

A-1

NOVO INTEGRATED SCIENCES, INC.

SUBSCRIBER INSTRUCTIONS

(For Non-U.S. Persons under Regulation S)

IF YOU WISH TO SUBSCRIBE, PLEASE CAREFULLY FOLLOW THE INSTRUCTIONS BELOW. SUBSCRIPTION DOCUMENTS THAT ARE MISSING REQUESTED INFORMATION OR SIGNATURES CANNOT BE CONSIDERED UNTIL SUCH INFORMATION AND SIGNATURES ARE PROVIDED. ALL SUCH INFORMATION WILL BE TREATED CONFIDENTIALLY.

SUBSCRIPTION DOCUMENTS

One purpose of the Subscription Documents is to provide the Company with sufficient information regarding its intended reliance upon certain exemptions from the registration and qualification requirements of U.S. federal and state securities laws and to determine whether you meet the minimum legal requirements under such laws to purchase securities in this offering. The Company will be relying on the representations and warranties made in the Subscription Documents and on the information supplied.

1.	SUBSCRIPTION AGREEMENT: The Subscription Agreement must be fully completed by the prospective purchaser on the signature page thereto. The completed Subscription Agreement must be signed by the prospective purchaser and dated.

IF YOU WISH TO RETAIN A COPY OF THESE SUBSCRIPTION DOCUMENTS FOR YOUR RECORDS, PLEASE MAKE A COPY OF THE FULLY COMPLETED SUBSCRIPTION DOCUMENTS PRIOR TO SUBMITTING THEM TO THE COMPANY.

A-2

Subscription Agreement

1.	Subscription for the Purchase of Shares.

The undersigned “Subscriber”, CannaPiece Group Inc., on the terms and conditions herein set forth, hereby subscribes for and agrees to purchase 2,029,620 common shares (the “Subscription Agreement”) of Novo Integrated Sciences, Inc., a Nevada corporation (the “Company”), at a price of $0.92 per share (the “Shares”) and agrees to pay the total sum of $1,867,250 in cash, receipt of which is hereby acknowledged by the Company’s acceptance of this subscription, below.

Funds Delivered in Non-US Dollars. In the event the Subscriber has delivered their subscription funds in a currency other than United States Dollars, the Company shall convert any such funds to United States Dollars based on the conversion rate for the applicable currency, as reported by X-Rates.com, as of the close of business on the business day immediately preceding the date on which this Subscription Agreement is accepted by the Company. Upon calculation of total shares to be issued, if the share count is not a whole number, the amount shall be rounded up to determine the resulting Common Stock issuance for this Subscription Agreement.

Calculation of Common Stock Subscribed. The Subscription Agreement funds were delivered to the Company on December 18, 2018, as cash proceeds of CAD$2,500,000. Based on the December 17, 2018 Canadian-to-United States dollar exchange rate of 0.7469, as quoted by X-rates.com, the CAD$2,500,000 funds were converted to $1,867,250. As provided herein, the total number of the Company’s Stock subscribed to by CannaPiece Group Inc. is 2,029,620 common shares at a per share price of $0.92.

PAYMENT. In this regard, the Subscriber agrees to forward payment, in the total amount of this Subscription Agreement, by either:

(a)	wiring payment of the Subscription Price to the account set forth below:

Wire to Canadian Bank Account	Wire to our U.S. Bank Account
Bank: XXXXX	Bank: XXXXX
Acct Name: Novo Integrated Sciences, Inc.	Acct Name: Novo Integrated Sciences, Inc.
Canadian Account Number: XXXXXX	U.S. Account No: XXXXX
Bank Address: XXXXXX	Bank Address: XXXXXX
XXXXXXXXX	XXXXXXXX
CIBC Swift Code: XXXXXX	CIBC Swift Code: XXXXX
CIBC Institution Number: XXX	CIBC Institution Number: XXX
Transit Number: XXXXX	Transit Number: XXXXX

(b)	by mailing (or hand deliver) a certified check, payable to the Company, as follows:

Novo Integrated Sciences, Inc.

Attn: NHL/Rob Mattacchione

119 Westcreek Dr., Suite 1

Woodbridge, ON Canada L4L 9N6

The Company’s Subscription Agreement private offering of Shares is being made to “accredited” investors within the meaning of Rule 506 of Regulation D promulgated by the Securities Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for Regulation S under the Securities Act.

A-3

The undersigned agrees to execute this Subscription Agreement and if by mail, send to the Company. You as an individual or you on behalf of the subscribing entity are being asked to complete this Subscription Agreement so that a determination can be made as to whether or not you (it) are qualified to purchase the Shares under applicable federal and state securities laws. Your answers to the questions contained herein must be true and correct in all respects, and a false representation by you may constitute a violation of law for which a claim for damages may be made against you.

Your answers will be kept strictly confidential; however, by signing this Subscription Agreement, you will be authorizing the Company to present a completed copy of this Subscription Agreement to such parties as they may deem appropriate in order to make certain that the offer and sale of the securities will not result in a violation of the Securities Act or of the securities laws of any state.

All questions must be answered. If the appropriate answer is “None” or “Not Applicable,” please state so. Please print or type your answers to all questions and attach additional sheets if necessary to complete your answers to any item. Please initial any corrections.

2.	Offer to Purchase. Subscriber hereby irrevocably offers to purchase the Shares and tenders herewith the total price noted above. Subscriber recognizes and agrees that (i) this subscription is irrevocable and, if Subscriber is a natural person, shall survive Subscriber’s death, disability or other incapacity, and (ii) the Company has complete discretion to accept or to reject this Subscription Agreement in its entirety and shall have no liability for any rejection of this Subscription Agreement. This Subscription Agreement shall be deemed to be accepted by the Company only when it is executed by the Company.

3.	Modification of Subscription Agreement for Determining USD Conversion and Shares Subscribed. As this Subscription Agreement is to be calculated in Unites States Dollars, but the funds subscribed for herein are provided for in non-U.S. dollars, the subscriber understands that the Company will convert such funds from Canadian dollars to United States dollars to determine the number of shares of Common Stock that will be issued to the applicable subscriber based on United States Dollars, which amount may not match the number of shares originally subscribed for. The formula to convert non-U.S. dollars to U.S. dollars for purposes of this Subscription Agreement is provided for in the above Recitals.

4.	Effect of Acceptance. Subscriber hereby acknowledges and agrees that on the Company’s acceptance of this Subscription Agreement, it shall become a binding and fully enforceable agreement between the Company and the Subscriber. As a result, upon acceptance by the Company of this Subscription Agreement, Subscriber will become the record and beneficial holder of the Shares and the Company will be entitled to receive the purchase price of the Shares as specified herein.

5.	Representation as to Investor Status. (Required to be answered)

a)	Accredited Investor. The undersigned is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3).

b)	In order for the Company to sell the Shares (in conformance with state and federal securities laws), the following information must be obtained regarding Subscriber’s investor status. Please initial each item applicable to you as an investor in the Company.

_____ (i) A natural person whose net worth, either individually or jointly with such person’s spouse, at the time of Subscriber’s purchase, exceeds $1,000,000;

_____ (ii) A natural person who had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

_____ (iii) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

A-4

_____ (iv) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_____ (v) An insurance company as defined in section 2(13) of the Exchange Act;

_____ (vi) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

_____ (vii) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_____ (viii) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____ (ix) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____ (x) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____ (xi) An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

_____ (xii) A director or executive officer of the Company;

_____ (xiii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_____ (n) An entity in which all of the equity owners qualify under any of the above subparagraphs.

_____ (o) Subscriber does not qualify under any of the investor categories set forth in (i) through (xii) above.

Net Worth. The term “net worth” means the excess of total assets over total liabilities (including personal and real property but excluding the estimated fair market value of a person’s primary home).

Income. In determining individual “income,” Subscriber should add to Subscriber’s individual taxable adjusted gross income (exclusive of any spousal income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

c)	Type of Subscriber. Indicate the form of entity of Subscriber:

[ ]	Individual	[ ]	Limited Partnership
XX	Corporation	[ ]	General Partnership
[ ]	Revocable Trust
[ ]	Other Type of Trust (indicate type):	______________________________
[ ]	Other (indicate form of organization):	______________________________

(i) If Subscriber is not an individual, indicate the approximate date Subscriber entity was formed: 7/18/18.

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6.	Additional Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company as follows:

a)	Subscriber understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the sale of the Shares under the federal and state securities laws and for other purposes.

b)	Subscriber has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Subscriber requested and deemed material to making an informed investment decision regarding its purchase of the Shares. Subscriber has been afforded the opportunity to review such documents and materials and the information contained therein. Subscriber has been afforded the opportunity to ask questions of the Company and its management. Subscriber understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Subscription Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Subscriber understands and represents that he, she or it is purchasing the Shares notwithstanding the fact that the Company may disclose in the future certain material information that the Subscriber has not received, including the financial results of the Company for their current fiscal quarters. Neither such inquiries nor any other due diligence investigations conducted by such Subscriber shall modify, amend or affect such Subscriber’s right to rely on the Company’s representations and warranties, if any, contained in this Subscription Agreement. Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Shares. Subscriber has full power and authority to make the representations referred to herein, to purchase the Shares and to execute and deliver this Subscription Agreement.

c)	Subscriber has read and understood, and is familiar with, this Subscription Agreement, the Shares and the business and financial affairs of the Company.

d)	Subscriber has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Subscriber requested and deemed material to making an informed investment decision regarding its purchase of the Shares. Subscriber has been afforded the opportunity to review such documents and materials and the information contained therein. Subscriber has been afforded the opportunity to ask questions of the Company and its management. Subscriber understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s and its subsidiaries’ business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Subscription Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company and its subsidiaries, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s and its subsidiaries’ control. Additionally, Subscriber understands and represents that he is purchasing the Shares notwithstanding the fact that the Company and its subsidiaries, if any, may disclose in the future certain material information that the Subscriber has not received, including the financial results of the Company and its subsidiaries for their current fiscal quarters. Neither such inquiries nor any other due diligence investigations conducted by such Subscriber shall modify, amend or affect such Subscriber’s right to rely on the Company’s representations and warranties, if any, contained in this Subscription Agreement. Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Common Stock.

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e)	Subscriber has not been furnished with any other prospectus or offering literature.

f)	Subscriber, either personally, or together with his advisors (other than any securities broker/dealers who may receive compensation from the sale of any of the Shares), has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of a Share. The Subscriber and its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Shares. Subscriber’s financial condition is such that Subscriber is able to bear the risk of holding the Shares that Subscriber may acquire pursuant to this Agreement, for an indefinite period of time, and the risk of loss of Subscriber’s entire investment in the Company.

g)	Subscriber has investigated the acquisition of the Shares to the extent Subscriber deemed necessary or desirable and the Company has provided Subscriber with any reasonable assistance Subscriber has requested in connection therewith.

h)	The Subscriber has had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the undersigned. Subscriber understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not, however, rendered any investment advice to the undersigned with respect to the suitability.

i)	The Shares are being acquired for Subscriber’s own account for investment, with no intention by Subscriber to distribute or sell any portion thereof within the meaning of the Securities Act and will not be transferred by Subscriber in violation of the Securities Act or the then applicable rules or regulations thereunder. No one other than Subscriber has any interest in or any right to acquire the Shares. Subscriber understands and acknowledges that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Shares by anyone but Subscriber.

j)	No representations or warranties have been made to Subscriber by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Subscription Agreement.

k)	Subscriber is aware that Subscriber’s rights to transfer the Shares is restricted by the Securities Act and applicable state securities laws, and Subscriber will not offer for sale, sell or otherwise transfer the Shares without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.

l)	The undersigned has full power and authority to enter into this Subscription Agreement, the execution and delivery of this Subscription Agreement has been duly authorized, if applicable, and this Subscription Agreement constitutes a valid and legally binding obligation of the undersigned. If this Subscription Agreement is executed and delivered on behalf of a partnership, trust, corporation or other entity: the undersigned has been duly authorized to execute and deliver this Subscription Agreement, the Investor Questionnaire, and all other documents and instruments (if any) executed and delivered on behalf of such entity in connection with its purchase of Shares subscribed for.

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m)	The undersigned is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment. The undersigned has relied solely on its own advisors.

n)	Compliance with Laws. Any resale of the Shares during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. The Investor will not offer to sell or sell the Shares in any jurisdiction unless the Investor obtains all required consents, if any.

o)	Exemption from Registration. The undersigned acknowledges his, her or its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of the undersigned made herein, the undersigned further represents and warrants to and agrees with the Company and its affiliates as follows:

i)	The undersigned realizes that the basis for the exemption may not be present if, notwithstanding such representations, the undersigned has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned does not have any such intention; and

ii)	The undersigned has the financial ability to bear the economic risk of his, her or its investment, has adequate means for providing for his, her or its current needs and personal contingencies and has no need for liquidity with respect to his, her or its investment in the Company; and

iii)	The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares and the undersigned has not been organized for the purpose of acquiring the Shares; and

iv)	The undersigned has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Shares, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

p)	Rule 506(c) of Regulation D under the Securities Act permits a company offering securities to investors in a private offering to solicit and advertise that offering to the general public, provided that: (i) the company only sells the securities to “accredited investors,” as defined by the Securities and Exchange Commission (“SEC”); (ii) the company takes “reasonable steps” to verify that all those purchasers meet the SEC’s accredited investor requirements; and (iii) the offering meets the other applicable requirements of Rule 506. Accordingly, the Subscriber acknowledges that, to the extent applicable, the Company will seek to comply with the Rule 506(c) of Regulation D and any rules, regulations, forms, instructions or other guidance issued in connection therewith (the “Rule 506(c) Provisions”). In furtherance of these efforts, the Subscriber agrees to promptly deliver any additional documentation or information, and updates thereto as applicable, which the Company may request in order to comply with the Rule 506(c) Provisions, including without limitation, tax returns and/or a certification from a U.S. licensed attorney or certified public accountant that the Subscriber is an “accredited investor” as that term is defined in Rule 501 of Regulation D. Furthermore, such methods also include, without limitation, (1) review of an investor’s income tax returns and filings along with a written representation that the person reasonably expects to reach the level necessary to qualify as an accredited investor during the current year, (2) review of one or more of the following, dated within three months, together with a written representation that all liabilities necessary to determine net worth have been disclosed; for assets: bank statements, brokerage statements and other statements of securities holdings, certificates of deposit, tax assessments and appraiser reports issued by third parties and for liabilities, credit report from a nationwide agency, (3) obtaining a written confirmation from a registered broker-dealer, an SEC registered investment advisor, a licensed attorney, or a CPA that such person or entity has taken reasonable steps to verify that the purchaser is an accredited investor within the prior three months.

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q)	Regulation S Exemption. The undersigned understands that the Shares are being offered and sold to undersigned in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Shares Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares. In this regard, the undersigned represents, warrants and agrees that:

i)	The undersigned is not a citizen of the United States, not a U.S. Person (as defined below) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Shares for the account or benefit of a U.S. Person. A U.S. Person means any one of the following:

(1)	any natural person resident in the United States of America;
(2)	any partnership or corporation organized or incorporated under the laws of the United States of America;
(3)	any estate of which any executor or administrator is a U.S. person;
(4)	any trust of which any trustee is a U.S. person;
(5)	any agency or branch of a foreign entity located in the United States of America;
(6)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(7)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and
(8)	any partnership or corporation if: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

ii)	At the time of the origination of contact concerning this Subscription Agreement and the date of the execution and delivery of this Subscription Agreement, the undersigned was outside of the United States.

iii)	The undersigned will not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

iv)	The undersigned will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

v)	The undersigned was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

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vi)	Neither the undersigned nor or any person acting on his, her or its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Investor and any person acting on his, her or its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

vii)	The transactions contemplated by this Subscription Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

viii)	Neither the undersigned nor any person acting on his, her or its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. The undersigned agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

ix)	Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE UNITED STATES BY A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE OR AS OTHERWISE PROVIDED IN REGULATION S PROMULATED UNDER SUCH ACT. NO OFFERS OR SALE OR TRANSFER (INCLUDING INTEREST THERIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, EXCEPT AS PERMITTED BY REGULATION S HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

r)	Subscriber also acknowledges and agrees to the following:

i)	an investment in the Shares is highly speculative and involves a high degree of risk of loss of the entire investment in the Company; and

ii)	there is no assurance that a public market for the will be available and that, as a result, Subscriber may not be able to liquidate Subscriber’s investment in the Shares should a need arise to do so.

s)	Subscriber is not dependent for liquidity on any of the amounts Subscriber is investing in the Shares.

t)	Subscriber’s address set forth below is his or her correct residence address.

u)	Subscriber understands this subscription may be accepted or rejected in whole or in part by the Company, in its sole discretion.

v)	Subscriber understands that except as provided under applicable securities laws, this subscription is and shall be irrevocable except that (i) the undersigned’s execution and delivery of this Subscription Agreement will not constitute an agreement between the Company and the undersigned until this Subscription Agreement is accepted on behalf of the Company and, if not so accepted, the undersigned’s subscription and obligations hereunder will terminate and (ii) the undersigned can, at any time prior to acceptance of this Subscription Agreement, request in writing that the undersigned be released from the obligations hereunder (and the Company may, but need not, in its discretion, elect to release the undersigned from the subscription and from such obligations).

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w)	At the time of the origination of contact concerning this Subscription Agreement and the date of the execution and delivery of this Subscription Agreement, the undersigned was outside of the United States.

x)	The undersigned will not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

y)	The undersigned will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

z)	The undersigned was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

aa)	Neither the undersigned nor or any person acting on his, her or its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Investor and any person acting on his, her or its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

bb)	The transactions contemplated by this Subscription Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

cc)	Neither the undersigned nor any person acting on his, her or its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. The undersigned agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

7.	Company’s Representations and Warranties. The Company represents and warrants to the undersigned as follows:

a)	Organization of the Company. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada, U.S.A.

b)	Authority. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Subscription Agreement and to issue the Shares; (b) the execution and delivery of this Subscription Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) this Subscription Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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c)	Exemption from Registration; Valid Issuances. The sale and issuance of the Shares, in accordance with the terms and on the bases of the representations and warranties of the undersigned set forth herein, may and shall be properly issued by the Company to the undersigned pursuant to any applicable federal or state law. When issued and paid for as herein provided, the Shares shall be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Shares pursuant to, nor the Company’s performance of its obligations under, this Subscription Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (b) entitle the other holders of the Shares of the Company to preemptive or other rights to subscribe to or acquire the Shares or other securities of the Company. The Shares shall not subject the undersigned to personal liability by reason of the ownership thereof.

8.	Representations and Warranties Regarding Patriot Act; Anti-Money Laundering; OFAC. The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. Subscriber hereby represents and warrants to the Company as follows:

a)	The Subscriber represents that (i) no part of the funds used by the Subscriber to acquire the Shares or to satisfy his/her capital commitment obligations with respect thereto has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations, including anti-money laundering laws and regulations, and (ii) no capital commitment, contribution or payment to the Company by the Subscriber and no distribution to the Subscriber shall cause the Company to be in violation of any applicable anti-money laundering laws or regulations including, without limitation, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the United States Department of the Treasury Office of Foreign Assets Control regulations. The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in any other agreement, to the extent required by any anti-money laundering law or regulation, the Company may prohibit capital contributions, restrict distributions or take any other reasonably necessary or advisable action with respect to the Shares, and the Subscriber shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith. U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals[1] or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

b)	To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in this paragraph. The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and any broker may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any Broker or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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c)	To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure[2], or any immediate family[3] member or close associate[4] of a senior foreign political figure, as such terms are defined in the footnotes below.

d)	If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

e)	The Subscriber acknowledges that, to the extent applicable, the Company will seek to comply with the Foreign Account Tax Compliance Act provisions of the U.S. Internal Revenue Code and any rules, regulations, forms, instructions or other guidance issued in connection therewith (the “FATCA Provisions”). In furtherance of these efforts, the Subscriber agrees to promptly deliver any additional documentation or information, and updates thereto as applicable, which the Company may request in order to comply with the FATCA Provisions. The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in any side letter or any other agreement, the failure to promptly comply with such requests, or to provide such additional information, may result in the withholding of amounts with respect to, or other limitations on, distributions made to the Subscriber and such other reasonably necessary or advisable action by the Company with respect to the Shares (including, without limitation, required withdrawal), and the Subscriber shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

	Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.	The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at US$1 trillion a year.

What are we required to do to eliminate money laundering?

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.	As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to affect any transactions for you.

The foregoing representations and warranties are true and accurate as of the date hereof and shall survive such date. If any of the above representations and warranties shall cease to be true and accurate prior to the acceptance of this Subscription Agreement, Subscriber shall give prompt notice of such fact to the Company by telegram, or facsimile or e-mail, specifying which representations and warranties are not true and accurate and the reasons therefor.

9.	Indemnification. Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties made by Subscriber herein, and that the Company is relying on such representations and warranties in making the determination to accept or reject this Subscription Agreement. Subscriber hereby agrees to indemnify and hold harmless the Company and each employee and agent thereof from and against any and all losses, damages or liabilities due to or arising out of a breach of any representation or warranty of Subscriber contained in this Subscription Agreement.

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10.	Transferability. Subscriber agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transferability of the Shares acquired pursuant hereto shall be made only in accordance with applicable federal and state securities laws.

11.	Termination of Agreement; Return of Funds. In the event that, for any reason, this Subscription Agreement is rejected in its entirety by the Company, this Subscription Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder. In the event that the Company rejects this Subscription Agreement, the Company shall promptly return or cause to be returned to Subscriber any money tendered hereunder without interest or deduction.

12.	Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by, facsimile or e-mail to Subscriber at the address set forth below and to the Company at the address set forth on the first page of this Agreement, or at such other place as the Company may designate by written notice to Subscriber.

13.	Amendments. Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated except in a writing signed by Subscriber and the Company.

14.	Governing Law. This Subscription Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of Nevada, without application of the conflicts of laws provisions thereof. Any litigation arising hereunder shall be instituted only in Palm Beach, Florida, USA. All parties agree that venue shall be proper in Palm Beach, Florida, USA for all such legal or equitable proceedings.

15.	Arbitration. Any dispute or difference with respect to any matter arising out of or in connection with this Subscription Agreement shall first be submitted for arbitration to the American Arbitration Association.

16.	Attorney’s Fees. The prevailing party in any litigation, arbitration or mediation relating to this Warrant shall be entitled to recover its reasonable attorney’s fees from the other party for all matters, including but not limited to appeals.

17.	Headings. The headings in this Subscription Agreement are for convenience of reference and shall not by themselves determine the meaning of this Subscription Agreement or of any part hereof.

18.	Counterparts. This Subscription Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document. The execution and delivery of a facsimile or other electronic transmission of this Subscription Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

19.	Continuing Obligation of Subscriber to Confirm Investor Status. Upon the request of the Company and for as long as the Subscriber holds Shares or other securities in the Company, the Subscriber shall confirm Subscriber’s investor status as an “Accredited Investor,” as defined by the Securities and Exchange Commission at the time of such request.

20.	Residency. The Subscriber represents and warrants to the Company that it is not a United States legal entity and it will not be a United States legal entity or U.S. citizen at the time of this Subscription Agreement acceptance by the Company, and that the Subscriber signatory was not in the United States at the time this Subscription Agreement was signed by such signatory.

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A-15

CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company as set forth below:

Number of Shares Purchased: 2,029,620

Purchase Price per Share (USD): $0.92

Aggregate Purchase Price (USD): $1,867,250

Name in Which Shares to be Issued: CannaPiece Group Inc.

Location of Subscriber Signator: Markham Ontario Canada

Taxpayer Identification Number: 744340480 RT0001

Address: 302 – 100 Allstate Parkway, Markham Ontario Canada L3R 6H3

Telephone:	(888) 656-4434	Fax:

Email: rrasouli@cannapiece.ca

SUBSCRIBER

CannaPiece Group Inc., an Ontario Province Corporation

By:	/s/ Ray Ahmed Rasouli	DATE: 12/18/18
Ray Ahmad Rasouli, CEO

ACCEPTANCE

Novo Integrated Sciences, Inc., a Nevada Corporation

By:	/s/ Robert Mattacchione	DATE: 12/18/18
Robert Mattacchione, CEO

Location of Company Signator: Woodbridge Ontario Canada

A-16

EXHIBIT B

Non-U.S. Person Certificate

December 18, 2018

Novo Integrated Sciences

11120 NE 2nd Street, Suite 200

Bellevue, WA 98004

Defined terms used but not defined herein shall have the meaning ascribed to such terms in the Share Exchange Agreement (the “Share Agreement”) dated December 18, 2018 by and between (i) Novo Integrated Sciences, Inc., a Nevada corporation (the “Parent”); (ii) Novo Healthnet Limited, a limited company incorporated under the Laws (as defined below) of the Province of Ontario, Canada (“NHL” and together with the Parent, the “Buyer”) and CannaPiece Group Inc., an Ontario, Canada corporation (“CPG”, “Seller”).

Defined terms used herein without definition shall have the meanings given in the Share Agreement.

1. CPG hereby represents, warrants and certifies that:

(a) It is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the Securities Act of 1933, as amended (the “U.S. Securities Act”) and is not acquiring the Shares, directly or indirectly, for the account or benefit of any U.S. person.

Rule 902 under the U.S. Securities Act, defines a “U.S. Person” as:

(A) Any natural person resident in the United States;

(B) Any partnership or corporation organized or incorporated under the laws of the United States;

(C) Any estate of which any executor or administrator is a U.S. Person;

(D) Any trust of which any trustee is a U.S. Person;

(E) Any agency or branch of a foreign entity located in the United States;

(F) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(G) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(H) Any partnership or corporation if:

(1) Organized or incorporated under the laws of any foreign jurisdiction; and

(2) Formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural person, estates or trusts.

B-1

The following are not “U.S. Persons:

(A) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a Non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(B) Any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person if:

(1) An executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and

(2) The estate is governed by foreign law;

(C) Any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. Person;

(D) Any employee benefit established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(E) Any agency or branch of a U.S. person located outside the United States if:

(1) The agency or branch operates for valid business reasons; and

(2) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(F) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(b) The offer and scale of the Shares was made in an “offshore transaction” (as defined under Regulation S under the U.S. Securities Act), in that:

(i) The undersigned was outside the United States at the time the buy order for such Shares was originated; and

(ii) The offer to sell the Shares was not made to the undersigned in the United States.

(c) The transaction (i) has not been pre-arranged with a purchaser located inside of the United States or is a U.S. Person, and (ii) is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

2. The undersigned hereby covenants that:

(a) During the period prior to one year after the Closing (the “Restricted Period”) it will not engage in hedging transactions with regard to the Shares unless such transactions are made in compliance with the U.S. Securities Act;

B-2

(b) If it decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(i) The sale is to the Parent;

(ii) The sale is made outside the United States in a transaction meeting the requirements of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; provided, however, that during the period prior to the expiration of the Restrictive Period no sale may be made to any U.S. Person or for the account or benefit of the U.S. person (other than a distributor) and all purchasers of such Shares will be required to execute and deliver to the Parent a certificate substantially in the form hereof;

(iii) The sale is made in the United States pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws and the purchaser has prior to such sale furnished to the Parent an opinion of counsel reasonably satisfactory to the Parent to the effect that such transaction does not require registration pursuant to Rule 144 under the U.S. Securities Act;

(iv) The Shares are sold in the United States in a transaction that does not require registration under U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Parent an opinion of counsel reasonably satisfactory to the Parent to the effect that such transaction does not require registration; or

(v) The sale is made in the United States pursuant to an effective registration statement filed under the U.S. Securities Act.

3. The undersigned acknowledges and agrees that:

(a) The Shares are and will be “restricted securities” as that term is defined in Rule 144 under the U.S. Securities Act, and the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will be subject to the terms of and bear, on the face of such certificate, a standard legend pursuant to Rule 144 under the U.S. Securities Act.

(b) The Parent will refuse to register any sale of Shares made in breach of the provisions of such legend.

(c) The addressees of this certificate and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements, and irrevocably authorizes the addressees of this certificate to produce the same or a copy thereof to any interested party in any administrative or legal proceeding or official enquiry with respect to the matters set forth herein. Each of the undersigned further agrees that if any of acknowledgements, representations, warranties or agreements made herein is no longer accurate, it shall promptly notify the Parent.

[Signatures appear on following pages]

B-3

Dated as of December 18, 2018

CannaPiece Group Inc.

	By:	/s/ Ahmad Rasouli
	Name:	Ahmad Rasouli
	Title:	CEO

B-4

Schedule 3

Novo Healthnet Limited Disclosure Schedule

Section 4.01 - Organization

Effective September 2013 to present, Novo Healthnet Limited holds a 100% shareholder position in Novo Assessments Inc. and Novo Healthnet Rehab Limited. As such, each Ontario Incorporated entity is a wholly owned subsidiary of Novo Healthnet Limited.

Pursuant to the Agreement of Purchase and Sale of Assets dated September 30, 2013 in which Novo Healthnet Limited purchased the assets of Peak Health LTC Inc., Healthnet Assessments Inc., ICC Healthnet Canada Inc. and Michael Gaynor Physiotherapy Professional Corporation, Novo Healthnet Limited operates in the rehabilitative, eldercare and IME areas of business through the acquired assets.

NOVO HEALTHNET KEMPTVILLE CENTRE INC.

Effective November 2014 to present, Novo Healthnet Limited holds an 80% shareholder position in Novo Healthnet Kemptville Centre Inc. As such Novo Healthnet Limited holds 80 common shares and Micheline Dione holds 20 common shares of Novo Healthnet Kemptville Centre Inc. an Ontario Incorporated company.

Pursuant to the Asset Purchase Agreement entered into November 2014 between Novo Healthnet Kemptville Centre Inc. (Purchaser) and Synergy Physiotherapy and Sports Injury Clinic and Micheline Dionne Professional Corp. (collectively the Sellers) Novo Healthnet Kemptville Centre Inc. operates a rehabilitative wellness clinic in Kemptville, Ontario, Canada.

Section 4.02 - Capitalization

Section 4.04 - Subsidiaries and Predecessor Corporations

Section 4.12 - Contracts

APKA Health

Pursuant to the Asset Purchase Agreement dated April 1, 2017 between Novo Healthnet Limited and APKA Health, an Ontario incorporated company, Novo Healthnet limited established an Occupational Therapy and Services division operating in eldercare, IME and community care sectors.

EXECUTIVE FITNESS LEADERS INC.

Effective December 1, 2017 to present, Novo Healthnet Limited executed an Asset Purchase Agreement with Executive Fitness Leaders Inc. (“EFL”) pursuant to which Novo Healthnet Limited and Novo Integrated Sciences, Inc. acquired substantially all of EFL’s assets. EFL conducts the business of personalized training and fitness and related ancillary services based in a wellness model of delivery and operated by the Seller at 6 Antares Drive, Phase I, Unit 3, Ottawa, ON K2E 8A9.

Schedule 3 – page 1

NOVO PEAK HEALTH ELDERCARE CENTRIC

Certain contracts held with client homes and client companies follow standard formats and include generally accepted terms of reference. Specific clauses within the NHL contracts for services contain language are intended to (1) clarify which entity is the health information custodian of the medical files (usually held by the client home or company), (2) define release of liability, (3) ensure privacy and confidentiality of proprietary information or private health information, (4) define provisions of worker’s compensation clearance or benefits for employees and/or contractors, (5) detail provisions of value-added items, services or programs, (6) set out terms and conditions of the contract (often for a set number of years with an option to a renew), (7) provide for termination conditions, and (8) detail invoicing and billing procedures.

AFFILIATE CLINICS

In order to strengthen our position within the Canadian Preferred Provider Network (“PPN”), we have built a contracted affiliate relationship with 88 clinics across Canada, including approximately 76 clinics in Ontario province and approximately 12 clinics located throughout Newfoundland, Nova Scotia, New Brunswick and Alberta. The PPN is a network of three major insurance companies and their subsidiaries, totaling approximately 16 insurance companies. PPN member insurance companies in need of specific primary healthcare solutions for their patients send referrals to specific clinics registered through the PPN. We, as one of five major providers to the PPN, receive referrals through the PPN. This subset of business is a continuous source of referrals, from the insurance company payer to the approved group of clinics meeting the insurance companies’ pre-determined set of criteria for what they believe to be an appropriate clinical setting. Affiliate clinics pay us a mix of a flat fee and a percentage-based fee upon receipt of a payment for a service referred through the PPN.

BRANDS

Pursuant to a binding Letter of Intent, dated January 30, 2017, between Novo Healthnet Limited (Purchaser) and Rubinoff (Seller), Novo Healthnet Limited will acquire 70% of the total share capital of Brands International Corp., an Ontario incorporated company. Novo Healthnet Limited will assume majority share position and control in Brands International Corp. a company involved in the manufacturing of Health and Beauty products.

ACTIVA CLINICS

Pursuant to a binding Letter of Intent, dated November 23, 2018, between Novo Integrated Sciences Inc., Novo Healthnet Limited and Activa Clinics (“Activa”), the parties agreed to negotiate and enter into a definitive agreement pursuant to which NHL will acquire 100% of the issued and outstanding shares of Activa in exchange for shares of Novo Integrated. Activa Clinics, an Ontario province corporation, is involved in the multi-disciplinary primary healthcare sector with 7ea locations in Ontario.

Section 4.13 - Taxes

Effective the date of this Agreement, NHL is in arrears in its HST account as well as Payroll account. Arrangements with tax authorities have been made to manage arrears through a payment plan acceptable to both parties. The liability is reflected in the Parent’s consolidated Financial Statements.

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Schedule 3 – page 2

Schedule 4

Novo Integrated Sciences, Inc. Disclosure Schedule

Section 4.01 - Organization

Novo Integrated Sciences, Inc. (“Novo Integrated”) was incorporated in Delaware on November 27, 2000, under the name Turbine Truck Engines, Inc. On February 20, 2008, Novo Integrated was re-domiciled to the State of Nevada. Effective July 12, 2017, Novo Integrated’s name was changed to Novo Integrated Sciences, Inc.

Section 4.05 - Stock Options and Warrants

As of the Effective Date, a number of these options and warrants are vested, as follows: (i) There are stock options issued and outstanding to acquire 10,095,000 shares of Company Common Stock at exercise prices ranging from $0.16 to $0.95 per share of Company Common Stock; and (ii) there are warrants issued and outstanding to acquire 10,000 shares of Company Common Stock, expiring December 23, 2018, at an exercise price of $2.00 per share of Company Common Stock. There are no unvested stock options issued and outstanding.

2018 Incentive Plan

On January 16, 2018, the Parent adopted the Novo Integrated Sciences, Inc. 2018 Incentive Plan (the “2018 Plan”). Under the 2018 Plan, 10,000,000 shares of common stock are authorized for issuance to employees, non-employees, directors and key consultants to Novo Integrated or its subsidiaries. The 2018 Plan authorizes equity-based and cash-based incentives for participants. Currently, there are 9,875,000 shares available for award at under the 2018 Plan.

Potential Common Stock Obligation for Asset Purchase Agreement DCGT and GTL Technology

Pursuant to the Asset Purchase Agreement dated as of October 14, 2014, by and between Robert L. Scragg and Barbara J. Scragg (collectively, the “Sellers”), Alpha Engines Corporation (“Alpha”) and the Parent (the “APA”), if either (i) the Parent certifies as to the viability of the Detonation Cycle Gas Turbine Engine (the “DCGT”) or the Gas-to-Liquid (the “GTL”) technology or (ii) commercial sales of either the DCGT or GTL technology occur by the Parent, then the Parent is obligated to issue 50,000 common shares to the Sellers. The APA references 1,000,000 shares of Parent’s Common Stock, but with the effect of the Parent’s 1:20 reverse split, effective May 5, 2015, this potential obligation is now 50,000 common shares. With the execution of the Share Exchange Agreement in which Novo Healthnet Limited is now a wholly-owned subsidiary of the Parent, the DCGT and the GTL alternative energy technology purchased under this subject APA is dormant and not worth pursuing or selling which makes it extremely unlikely this obligation will ever be paid.

Section 4.04 - Subsidiaries and Predecessor Corporations

Share Exchange Agreement to Acquire Novo Healthnet Limited and its Subsidiaries

On April 25, 2017, the Parent entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and between (i) Novo Integrated; (ii) NHL, (iii) ALMC-ASAP Holdings Inc. (“ALMC”); (iv) Michael Gaynor Family Trust (the “MGFT”); (v) 1218814 Ontario Inc. (“1218814”) and (vi) Michael Gaynor Physiotherapy Professional Corp. (“MGPP,” and together with ALMC, MGFT and 1218814, the “NHL Shareholders”). Pursuant to the terms of the Share Exchange Agreement, Novo Integrated agreed to acquire from the NHL Shareholders all of the shares of both common and preferred stock of NHL, held by the NHL Shareholders, in exchange for the issuance by Novo Integrated to the NHL Shareholders of shares of Novo Integrated’s common stock, such that following the closing of the Share Exchange Agreement, the NHL Shareholders would own 167,797,406 restricted shares Novo Integrated common stock, representing 85% of the issued and outstanding Novo Integrated common stock, calculated including all granted and issued options or warrants to acquire Novo Integrated common stock as of the Effective Date, but to exclude shares of Novo Integrated common stock that are subject to a then-current Regulation S offering that was undertaken by Novo Integrated (the “Exchange”).

Schedule 4 – page 1

On May 9, 2017, the Exchange closed and, as a result, NHL became a wholly owned subsidiary of Novo Integrated.

Novomerica Health Group, Inc., a Parent wholly-owned Subsidiary

Effective November 3, 2017, Novomerica Health Group, Inc., a Nevada corporation (“NHG”), was incorporated as a wholly owned subsidiary of Novo Integrated Sciences, Inc. NHG was formed for the Parent to have a vehicle for acquisition of U.S. based assets. Currently, NHG is not conducting any operations but is an active corporation.

Section 4.12 - Litigation and Proceedings

Taiwan Litigation

Until October 22, 2018, Novo Integrated was involved in litigation in Taiwan, since 2014, in which Novo Integrated sought criminal charges against the principal partners of ETS, Mr. Chen, Chong-Ping (“Alan Chen”) and Huang, Ren-Ju (“Mr. Huang”) for fraud in connection with their actions related to Novo Integrated’s business initiative to commercialize the HPBS technology in Asia. After discussions with Novo Integrated’s Taiwan legal counsel in October 2018, Novo Integrated has determined that the likelihood of success is low and the expenses associated with litigation are no longer justified. Accordingly, Novo Integrated has determined that it is in the best interest of our shareholders to no longer pursue criminal fraud charges against Mr. Chen.

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Schedule 4 – page 2

Schedule 5

CannaPiece Group Inc. Disclosure Schedule

Section 3.01 – Corporate Existence and Power

The following corporations are wholly-owned subsidiaries of CPG:

1.	Cannapiece Corp.

2.	Canadian Craft Growers Corp. (formerly Medical Cannabis Cultivators Corp.)

3.	GreenZone Therapy Inc.

Section 3.05 – Authorized Shares and Capital

CPG has entered into a Letter of Intent dated August 20, 2018 pursuant to which CPG proposes to purchase all of the assets of The Greensmith’s Kitchen. The Greensmith’s Kitchen carries on a business relating to the production and sale of cannabis-based edible products. In conjunction with this transaction, CPG proposes to issue 833,333.33 common shares to The Greensmith’s Kitchen as payment for the purchase price.

Section 3.08 – Subsidiaries and Predecessor Corporations

Subsidiaries of CPG are listed above under Section 3.01

Section 3.13 – Contracts

1.	Lease Agreement between Cannapiece Corp. and 2125028 Ontario Inc. dated July 1, 2018 re: lease of a unit in 1725 McPherson Court, Pickering, Ontario.

2.	Agreement between GreenZone Therapy Inc. and ABcann Medicinals Inc. dated October 15, 2018 re: client education and registration arrangements

3.	Education Grant Agreement between GreenZone Therapy Inc. and Broken Coast Cannabis Ltd. dated October 31, 2017 re: client education and registration arrangements

4.	Services Agreement between GreenZone Therapy Inc. and Medreleaf Corporation dated October 19, 2017 re: client education and registration arrangements

5.	Preferred Provider Education Agreement between GreenZone Therapy Inc. and CannTrust Inc. dated December 12, 2017 re: client education and registration arrangements

Schedule 5 – page 1